SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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[ ]  Definitive Proxy Statement
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                    WNC CALIFORNIA HOUSING TAX CREDITS, L.P.
                   -------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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        1)  Title of each class of securities to which transaction applies:

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            computed pursuant to Exchange Act Rule 0-11 (Set forth the
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            was determined):

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


                                                                PRELIMINARY COPY


                    WNC CALIFORNIA HOUSING TAX CREDITS, L.P.

            NOTICE FOR ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS

To the Limited Partners of WNC California Housing Tax Credits, L.P.

We are soliciting consent from the Limited Partners of WNC California Housing Tax Credits, L.P. (the "Partnership") to an amendment of the Partnership's agreement of limited partnership. The amendment would authorize the general partners of the Partnership to approve the sale of a Partnership investment. The proposed amendment and sale are set forth in the accompanying Consent Solicitation Statement.

Because you are a holder of units in the Partnership, we are asking for your consent. Please carefully review the information in the enclosed Consent Solicitation Statement before voting. If you have any questions or require assistance in completing the enclosed Consent Card, please call WNC & Associates, Inc. Investor Services, at 1-714-662-5565, Extension 187.

DATED at Irvine, California this ____ day of December, 2007.

WNC & Associates, Inc.,
General Partner


Wilfred N. Cooper, Sr.,
General Partner


IMPORTANT: YOUR PARTICIPATION IS VERY IMPORTANT. PLEASE COMPLETE THE ENCLOSED CONSENT FORM AND SIGN, DATE AND RETURN IT PROMPTLY BY MAIL OR FAX. FAILURE TO RETURN THE ENCLOSED CONSENT CARD WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE LIQUIDATION.

                         CONSENT SOLICITATION STATEMENT


            PROPOSED ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS OF
                    WNC CALIFORNIA HOUSING TAX CREDITS, L.P.


                               December ___, 2007


                                  INTRODUCTION

     The limited partners (the "Limited Partners") of WNC California Housing Tax Credits, L.P. (the "Partnership") are being asked by the Partnership and its general partners, WNC & Associates, Inc. and Wilfred N. Cooper, Sr. (collectively, the "General Partner") to consider and approve by written consent an amendment to the Partnership's Agreement of Limited Partnership (the "Proposal"). The Proposal would permit the sale of a property in which the Partnership has an interest. The Partnership and the General Partner recommend approval of the Proposal.

     If approved by the Limited Partners, the sale of the apartment community owned by Woodlake Manor, a California Limited Partnership ("Woodlake Manor") could generate a distribution to the Limited Partners. As discussed below, anticipated net proceeds to the Limited Partners, after the payoff of the mortgage and other expenses, are currently expected to equal approximately $345,807.

     The Partnership was formed in 1988 to raise capital through the sale of its units of limited partnership interest (the "Units") and invest the net proceeds in entities (the "Local Limited Partnerships") owning apartment complexes generating Federal and California low income housing tax credits. The Partnership invested in a total of 11 Local Limited Partnerships, including Woodlake Manor, and sold one in 2006 pursuant to the consent of the Limited Partners.

     The Partnership is governed by its Agreement of Limited Partnership dated as of September 15, 1998 (the "Partnership LPA").

     The general partners of Woodlake Manor are Thomas G. Larson, William H. Larson and Raymond L. Tetzlaff (collectively, the "Local General Partner").

     Woodlake Manor owns the Woodlake Manor Apartments located in Woodlake, California (the "Property"). Consistent with the investment objectives of the Partnership, the Property qualified for Federal low income housing tax credits under the Internal Revenue Code for a 10-year period. The credit period has expired, and no further credits are being generated by the Property. The 15-year Federal compliance period has also expired, so there would be no credit recapture upon a transfer of the Property.

     A new limited partnership / limited liability company (the "Purchaser") and its general partner / managing member have been formed by a developer (the "Developer") to purchase the Property. The Developer presented the Purchaser's offer to the Local General Partner. The Developer is not an affiliate of the General Partner, although the Developer does have other business relationships with the General Partner. The total purchase price being offered for the Property is $1,825,000, which is an amount in excess of the outstanding mortgage balance. The Developer has represented that the sales price being offered is based, in part, on an independent appraisal of the Property obtained by the Developer. Affiliates of the General Partner will be the limited partners in the Purchaser, and an affiliate of the General Partner will receive a fee from the Developer for assisting in the development and rehabilitation of the Property.

     Consistent with the Partnership's objectives, the Property has generated passive losses from its operations. For many Limited Partners who are individuals, the tax benefits of such passive losses are available only upon the sale of the Property and the termination of Woodlake Manor. The sale of the Property and the termination of Woodlake Manor could allow Limited Partners to use passive losses previously allocated to them but not used. An individual Limited Partner's passive losses from the Property in most cases should be available to offset some or all of the gain from the sale of the Property and the termination of Woodlake Manor. The use of the passive losses to offset such gain is in addition to the benefits the Limited Partners have already received from claiming the low income housing tax credits of Woodlake Manor.

     Each Limited Partner is urged to consult his, her or its own tax advisor as to the specific tax consequences to the Limited Partners of a sale of the Property and the termination of Woodlake Manor.

     This Consent Solicitation Statement and the enclosed form of Action By Written Consent of Limited Partners were first sent to the Limited Partners on or about December ___, 2007.

                         WOODLAKE MANOR AND THE PROPERTY

     In 1989, the Partnership invested approximately $545,000 in Woodlake Manor. Woodlake Manor developed the Property, a 44-unit low-income housing apartment complex located in Woodlake, California. Woodlake is a rural city near Highway 99 in Tulare County, identified as a low-income area. Woodlake Manor obtained a $1,483,000 permanent mortgage loan, of which approximately $1,410,000 will be outstanding as of December 31, 2007. The Property is encumbered by a deed of trust in favor of United States Department of Agriculture, Farmers Home Administration (now known as Rural Development) ("Rural Development"). The loan is for an original term of 50 years, is being amortized over a period of 50 years, and matures on December 2040. The loan bears interest at the stated rate of 8.75% per annum, which is reduced to a rate of 1% per annum by a Rural Development interest rate subsidy. The Rural Development loan cannot be prepaid. There is also a rental assistance payment plan in place from Rural Development covering 43 of the apartment units which is renewed every five years. The transfer of the Property is subject to the approval of Rural Development.

                     PROPOSAL - AMENDMENT TO PARTNERSHIP LPA

     Generally, the Partnership LPA permits the Partnership to sell its properties without the consent of the Limited Partners. However, the Partnership LPA does not expressly permit the sale of the Property to a Purchaser wherein affiliates of the General Partner are or will become the limited partners and will obtain a fee for assisting in the development and rehabilitation of the Property. A complete statement of the Proposal is as follows:

          "Section 5.3.6 Notwithstanding the provisions of Section 5.3.2(vi) or any other Section hereof, the Local Limited Partnership known as Woodlake Manor, a California Limited Partnership, shall be permitted to sell its Property to a purchaser wherein one or more affiliates of the General Partner will become the limited partner and will obtain a fee for services rendered in the development and rehabilitation of such Property."

                              REASONS FOR THE SALE

     Before recommending the sale, the General Partner considered the benefits and risks associated with continuing the Partnership's investment in Woodlake Manor. The General Partner recommends the proposed sale for the following reasons:

     o    Woodlake Manor no longer generates low income housing tax credits
     o It is now possible to sell the Property without a recapture of prior tax credits

     o The sale may allow Limited Partners to use their unused passive losses to offset the gain from the sale
     o The Property is 17 years old and is in need of capital improvements and upgrades
     o Maintenance and administrative expenses associated with an aging apartment community will continue to increase
     o The permanent financing for Woodlake Manor has a prepayment restriction that prohibits refinancing.

     The Partnership and the General Partner have decided to recommend the sale of the Property to the Purchaser on the proposed terms. The Partnership's objective was to derive low income housing tax credits from its investment in the Property, and no further credits can be earned without the infusion of substantial capital for rehabilitation of the Property in accordance with the requirements of the Federal low income housing tax credit program. The Partnership does not have the necessary capital. The sale of the Property for a price of $1,825,000 is an amount in excess of the outstanding mortgage balance. The income tax liability should be offset to the extent that a Limited Partner has unused passive losses from the Partnership or other sources.

     In recommending approval of the Proposal, the General Partner believes it is important to note that the Property's only realistic use is as low income housing, based primarily on its location in a low income community and its original design as low income housing with very basic amenities. The General Partner or an affiliate would be sharing in the development fee otherwise payable entirely to the Developer. There would be no increase in the amount of the development fee as a consequence of the approval of the Proposal.

                    ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS

     The schedules comprising Attachment No. 1 hereto include tabular presentations of the anticipated results of the proposed sale of the Property and the termination of Woodlake Manor, and the distribution of cash and allocation of gain to the various involved parties. The schedules set forth a calculation of the anticipated net sales price, including estimated closing costs. They also present the total assets held by Woodlake Manor as of the date set forth, including cash and reserves, and the total liabilities of Woodlake Manor as of the date set forth, including the mortgage.

     In reviewing Attachment No. 1, Limited Partners should bear in mind that the Partnership's investment in Woodlake Manor is through a two-tier structure. The schedules illustrate how anticipated net proceeds of the proposed sale would be allocated between the Partnership and the Local General Partner (who is unaffiliated with the General Partner) at the Woodlake Manor level. At the Partnership level, the Partnership LPA provides that distributions to the Partnership by Woodlake Manor be used in the following order: to pay Partnership expenses (if any) in connection with the sale; to pay the debts and obligations of the Partnership; and to fund Reserves. Any amount remaining after such uses would be allocated between the Limited Partners (as a group) and the General Partner in the 99% / 1% sharing ratio set forth in the Partnership LPA. The Partnership has a liability on its books for an account payable due to the General Partner and its affiliates in excess of $1,921,000 as of September 30, 2007, and Partnership reserves of approximately $45,000 as of the same date. The Partnership LPA states that the General Partner is entitled to an annual Asset Management Fee in connection with the administration of the affairs of the Partnership. Any unpaid Asset Management Fee accrues and is paid in subsequent years. Since commencement of the Partnership in 1989, the General Partner has not been paid its full annual Asset Management Fee for the work it has done for the Partnership. The distribution from the sale of the Property is not adequate to pay the accrued Asset Management Fee. Notwithstanding that the General Partner would be entitled to the entire amount of the distribution from Woodlake Manor under the foregoing provisions, the General Partner intends to distribute approximately $345,807 to the Limited Partners and $3,493 to the General Partner. The remaining distribution from Woodlake Manor in the approximate amount of $149,700 would be used to augment the Partnership's $45,000 reserve. The augmented reserve would be used, as determined in the General Partner's discretion, to pay on-going Partnership costs and expenses, which may include current and future payments of the accrued Asset Management Fee.

     The General Partner estimates that (i) the distribution from the sale allocated to the Limited Partners would be in the amount of approximately $46 per Unit, and (ii) the gain from the sale allocated to the Limited Partners would be in the amount of approximately $102 per Unit, all of which the General Partner estimates would constitute Section 1250 gain. Section 1250 gain is taxed at a maximum rate of 25%, and long-term capital gain is taxed at a maximum rate of 15%. California taxes income at a maximum rate of 9.3%. The General Partner has not obtained any opinion of tax counsel in this regard, and Limited Partners are urged to consult their individual tax advisors for assistance in this regard, including the availability of unused passive losses to pay such gain. Limited Partners should also consider the impact of state income taxes with their advisors, including the laws of states other than California.

     The foregoing information is presented solely for the purpose of evaluating the Proposal. All amounts (other than the gross sales price) are estimates only. All computations are based upon assumptions which may or may not prove to be accurate and should not be relied upon to indicate the actual results which may be attained. Assumptions include the dates of sale of the Property and termination of Woodlake Manor, and the results of Woodlake Manor and Partnership operations through such dates.

                       CONFLICTS AND OTHER SPECIAL FACTORS

     A number of special factors apply to the Proposal. Some are described elsewhere in this Consent Solicitation Statement. Limited Partners are urged to read all of this Consent Solicitation Statement carefully. The General Partner believes that the best use of the Property is its continued rental as low income housing. This is based on the Property's location and the economy of Woodlake, the quality of the Property construction, and rental market conditions. Further, there is an original 30-year restricted use agreement to which the Property is subject and which is effective for another 13 years. (See "Contingenies" below.)

     The Purchaser presented its offer to the Local General Partner. The Local General Partner is not an affiliate of the General Partner. In accepting the Purchaser's proposal to purchase the Property, the Local General Partner did not seek other buyers. The Purchaser obtained an appraisal of the Property, and the Purchaser has represented to the General Partner that the Purchaser's purchase price is based, in part, on that appraisal. The appraisal is an opinion of "as is" market value, subject to restricted rents, of the fee simple estate, subject to the short-term leases of the tenants. Although, in the absence of open-market bidding, there can be no absolute guarantee that the Purchaser's sales price is the highest price that could be obtained, the General Partner believes the proposed sales price is fair in that it is based on an appraisal of the Property.

     The General Partner has consented to the Proposal, subject to the considerations discussed below under "Contingencies." In doing so, the General Partner was faced with conflicts of interest. The Developer has proposed the transaction and formed the Purchaser with the intention of making a profit from the rehabilitation and resyndication of the Property and other properties in which the Local General Partner and/or the Partnership or other affiliated limited partnerships have interests. Affiliates of the General Partner will be the limited partners in the Purchaser and the General Partner will receive a portion of the Developer's fee for assisting in the development and rehabilitation of the Property. The General Partner anticipates ongoing business relationships with the Developer.

                                  CONTINGENCIES

     There are several contingencies to the consummation of the proposed sale of the Property. The proposed sale would not be consummated if the California Statewide Communities Development Authority does not approve issuance of the bonds the Purchaser will use to develop the Property, or the Purchaser does not complete the sale for other reasons.

     In this regard, the proposed sale of the Property to the Purchaser, which was the subject of the Consent Solicitation Statement dated July 24, 2007 (the "Prior Proposed Sale"), was not consummated due to a failure to satisfy contingencies. The Developer has represented that the purchase price for the Prior Proposed Sale was based on an "as-is market value" appraisal which was rejected by the national Rural Development group. A "restricted use" appraisal instead was required, because the Property is subject to a 30-year restricted use agreement which still has 13 years to run. The agreement was required by the State of California in connection with the original allocation of tax credits to the Property. In addition to requiring the Property to be rented as affordable housing for a 30-year period, the agreement requires that the apartment units be rented at no more than 60% of the median income of the County. The new appraisal obtained by the Developer resulted in a decrease in the proposed sale price offered by the Developer from $2,400,000 to $1,825,000. This sale price, and the transfer of the Property, have been accepted by Rural Development.

     If the contingencies described in the first paragraphs above are satisfied, the General Partner anticipates that the Purchaser would proceed with the transaction as discussed herein. The Developer has a preliminary closing for the transaction scheduled in February 2008. If the necessary Consents are received from the Limited Partners by _________, 2008, the Purchaser is expected to proceed with the transaction as discussed herein. If successful, the Purchaser estimates that the transaction could be closed on or before _________, 2008.
Upon the closing, the Limited Partners would be entitled to use their unused passive losses as discussed herein.

                          VOTING RIGHTS AND PROCEDURES

     The only outstanding voting security of the Partnership is the Units.

     All Limited Partners as of December ___, 2007 (the "Record Date") are entitled to notice of and to vote on the Proposal. As of November ___, 2007 there were 7,446 Units outstanding and 693 Limited Partners or assignees entitled to vote such Units. The Proposal will require the favorable vote of a majority-in-interest of the Limited Partners.

     As of the Record Date no person or group of related persons was known by the Partnership to be the beneficial owner of more than 5% of the Units. Neither the General Partner, nor any of its affiliates, owns any of the Units.

     No meeting will be held with regard to the Proposal or the solicitation of the Limited Partners. Voting may be accomplished by completing and returning to the offices of the Partnership the form of Written Consent included herewith. Only Written Consents received prior to the close of business on the date (the "Action Date") which is the earlier of: (1) the date on which the Partnership receives approval and/or disapproval of the Proposal from a majority-in-interest of the Limited Partners, or (2) January ___, 2008 (unless such latter date is extended by the General Partner), will be counted. However, Limited Partners are urged to return their Written Consents at the earliest practicable date.

     The Partnership's offices are located at 17782 Sky Park Circle, Irvine, California 92614, and its telephone number is (714) 662-5565.

     If a Limited Partner has delivered an executed Written Consent to the Partnership, the Limited Partner may revoke such Written Consent no later than the close of business on the date immediately preceding the Action Date. As of the Action Date, the Proposal will either be approved or disapproved. The only method for revoking a Written Consent is by the delivery to the Partnership prior to the Action Date of a written instrument executed by the Limited Partner who executed the Written Consent stating that the Written Consent previously executed and delivered is thereby revoked. Other than the substance of the revocation so described, no specific form is required for such revocation. An instrument of revocation will be effective only upon its actual receipt by the Partnership prior to the Action Date at the Partnership's offices.

     Under California law, there are no rights of dissenters with regard to the Proposal.

     This solicitation is being made by the Partnership and the General Partner. The cost of this solicitation of Written Consents is being borne by the Partnership. Such solicitation is being made by mail and, in addition, may be made by officers and employees of the General Partner, either in person or by telephone or email.

     This Consent Solicitation Statement has been filed with the Securities and Exchange Commission. However, the Proposal has not been approved or disapproved by the SEC nor has the SEC passed upon the fairness or merits of the Proposal nor upon the accuracy or adequacy of the information included herein. Any representation to the contrary is unlawful.

                                Attachment No. 1

                                    WOODLAKE MANOR, A CALIFORNIA LIMITED PARTNERSHIP -
                                   PROPOSED DISTRIBUTION OF NET CASH PROCEEDS FROM SALE

October 31, 2007
====================================================================================================================================
DISTRIBUTION OF SALE PROCEEDS
------------------------------------------------------------------------------------------------------------------------------------
                   Gross Sales Price                                                                                    $1,825,000
                       Less Selling Costs                                                                                   54,149
                                                                                                                   ----------------
                   Net Sales Price                                                                                      $1,770,851
                       Plus: Replacement Reserves                                                                          215,000
                                                                                                                   ----------------
                   Net Cash Proceeds Available to Partners                                                              $1,985,851
 3.2(b)(i)             Less: Mortgage                                                                                    1,410,042
 3.2(b)(i)             Less: Loans by GP                                                                                    76,809
                       Less: Loans by LP                                                                                         0
 3.2(b)(ii)            Less: Fund Reserves Deemed Necessary by General Partners                                                  0
                                                                                                                   ----------------
                         Remainder                                                                                        $499,000

 3.2(b)(iii)           Less: An Amount Equal to the LP's Capital Contribution Minus Previous Distributions                 499,000
                                                                                                                   ----------------
                         Remainder                                                                                              $0

 3.2(b)(iv)            Less: An Amount Equal to the GP's Capital Contribution Minus Previous Distributions                       0
                                                                                                                   ----------------
                         Remainder                                                                                              $0

 3.2(b)(v)             Less: Sales Prep Fee - GP                                                             54,750              0
                                                                                                                   ----------------
                   Net Proceeds                                                                                                 $0
                                                                                                                   ================

                   Allocable Split between GP and LP
 3.2(b)(vi)        Allocation to GP
 3.2(b)(vi)        Allocation to LP

                                                                                                                                $0
                                                                                                                   ================
Total funds to flow to WNC California Housing Tax Credits, L.P.                                                           $499,000


-----------------------------------------------------------------------------------------------------------------------------------
                                                    Projected Gain Calculation

              Net Sales Price                                                                                           $1,770,851
              Adjusted Basis of Property                                                                                  (900,346)
                                                                                                                   ================
              Taxable Gain on Sale of Property                                                                            $870,505


              Allocation of Gain by Federal Tax Rate                     LP's                     GP's                   Total
                                                                  -----------------------------------------------------------------
                 Ordinary Income (IRC Section 1245 Recapture) 35%     $       -                  $      -              $       -
                 Gain (Unrecaptured IRC Section 1250 Gain) 25%        $ 828,186                  $ 42,319              $ 870,505
                 Long Term Capital Gain 15%
                                                                  =================================================================
                                                                      $ 828,186                  $ 42,319              $ 870,505



----------------------------------------------------------------------------------------------------------------------------------
                                     Projected Sale/Liquidation Summary For Limited Partner

                                                                       Total                              Original
                                                                      $   545,000                          $    545,000
                                                                   L.P. Investment                        Investment
                                                                  ----------------                      ----------------
              Projected Partners Cash Distribution                    $   499,000                           $   499,000
              Approximate Federal Tax (see rates above)               $  (207,047)                          $  (207,047)
              Approximate California Tax (9.3%)                       $   (77,021)                          $   (77,021)
                                                                  ================                      ================
              Approximate Net Cash Proceeds after Tax                 $   214,932                          $   214,932

              NOTES:  The projections are based on data and information, and assumptions, as indicated.  The achievement of any projection is dependent on the occurrence of future events and cannot be assured.  The actual results may
              vary from the projections.   Benefits were projected based on original projected investment and assumes such investment was held for the entire term of the partnership.  Therefore, this analysis may not accurately project actual benefits on units that were transferred, split or sold.
====================================================================================================================================

                                               WNC CALIFORNIA HOUSING TAX CREDITS, L.P. -
                                          PROPOSED DISTRIBUTION OF NET CASH PROCEEDS FROM SALE

  October 31, 2007
====================================================================================================================================
 DISTRIBUTION OF SALE PROCEEDS
------------------------------------------------------------------------------------------------------------------------------------
Cash Proceeds from Disposition Plus Return of Adjusted Capital at Lower Tier Partnership                                  $499,000

                 Less:
                       Payment of Partnership Debts and Obligations Including Unpaid Asset Management Fee and
                       Funding of Any Necessary Reserves                                                                   149,700

      4.2        Distribution of Disposition Proceeds
                 Cash Back to LP's Based on Adjusted Capital Contribution
    4.2.1(i)         Limited Partner - Adjusted Capital Contribution                                                       345,807
                                                                                                                   ----------------
                     Remainder                                                                                              $3,493

                 Cash Back to GP Based on Adjusted Capital Contribution
   4.2.1(ii)         General Partner - Adjusted Capital Contribution (shall not be less than 1% as stated in 4.3.5)          3,493
                                                                                                                   ----------------
                     Remainder                                                                                                  $0

                 Allocable Split between GP and LP
   4.2.1(iii)        Allocation to GP
                     Allocation to LP

-----------------------------------------------------------------------------------------------------------------------------------
                                                    Projected Gain Calculation

                 Allocation of Gain by Federal Tax Rate                  LP's                      GP's                    Total
                                                                  -----------------------------------------------------------------
                   Ordinary Income (IRC Section 1245 Recapture) 35%   $        -               $         -              $        -
                   Gain (Unrecaptured IRC Section 1250 Gain) 25%      $  756,716               $    71,470              $  828,186
                   Long Term Capital Gain 15%                                                                           $        -
                                                                  =================================================================
                                                                      $  756,716               $    71,470              $  828,186


-----------------------------------------------------------------------------------------------------------------------------------
                                      Projected Sale/Liquidation Summary For Limited Partners

                                                                         Total                               Original
                                                                   $ 10,000,000.00                             $ 1,000
                                                                   L.P. Investment                          Investment
                                                                  ----------------                      ----------------

                 Projected Partners Cash Distribution               $     345,807                         $          35
                 Approximate Federal Tax (see rates above)          $    (189,179)                        $         (19)
                 Approximate California Tax (9.3%)                  $     (70,375)                        $          (7)
                                                                  ================                      ================
                 Approximate Net Cash Proceeds after Tax            $      86,253                         $           9

                 NOTES:  The projections are based on data and information, and assumptions, as indicated.  The achievement of any projection is dependent on the occurrence of future events and cannot be assured.  The actual results may vary from the projections.  Benefits were projected based on original projected investment and assumes such investment was held for the entire term of the partnership.  Therefore, this analysis may not accurately project actual benefits on units that were transferred, split or sold.
====================================================================================================================================

                  ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS


 Please mark one box below and return to the address below by January ___, 2008
 ------------------------------------------------------------------------------


               This Written Consent is solicited on behalf of the
                      Partnership and the General Partner.

The undersigned, as record holder of ________ units of limited partnership interest in WNC California Housing Tax Credits, L.P. (the "Partnership"), hereby acknowledges receipt of the Consent Solicitation Statement dated December ___, 2007 and hereby votes all the units of limited partnership interest in the Partnership held by him, her or it as follows:

     Proposal.   An  amendment  to  the   Partnership's   Agreement  of  Limited
     Partnership to permit the sale of the Property of the Local Limited Partnership known as Woodlake Manor, a California Limited Partnership, to a purchaser wherein one or more affiliates of the General Partner will become the limited partner and will obtain a fee for services rendered in the development and rehabilitation of such Property, as specifically set forth under "Proposal - Amendment To Partnership LPA" in the accompanying Consent Solicitation Statement.

                                MARK ONLY ONE BOX
                                -----------------


FOR [ ]                            AGAINST [ ]                       ABSTAIN [ ]


This Written Consent, when properly executed and returned to the Partnership, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETUNED, WILL BE VOTED FOR THE PROPOSAL. When units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:   ___________________                ___________________________
                                            Signature


                                            ___________________________
                                            Signature (if held jointly)

        Return in the enclosed self-addressed stamped envelope or fax to:

                           Attention: Christina Nguyen
                             WNC & Associates, Inc.
                              17782 Sky Park Circle
                                Irvine, CA 92614
                            Ph: 714-662-5565 ext. 187
                                Fax: 714-708-8498